AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY *, 2004
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 RAPIDTRON, INC.
             (Exact name of Registrant as specified in its charter)

                  NEVADA                               88-0455472
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of Incorporation or organization)

                           3151 AIRWAY AVENUE, SUITE Q
                             COSTA MESA, CALIFORNIA
                                   92626-4627
                     Address of Principal Executive Offices



                  CONSULTING AGREEMENT DATED NOVEMBER 12, 2003
                           (Full titles of the plans)

                                  STEVE MEINEKE
                           3151 AIRWAY AVENUE, SUITE Q
                             COSTA MESA, CALIFORNIA
                                  949-759-9400
                         (Name, address and telephone number,
              including area code, of agent for service of process)

                                  WITH COPY TO:
                                 RAYMOND A. LEE
                                LEE & GODDARD LLP
                       18500 VON KARMAN AVENUE, SUITE 400
                                IRVINE, CA 92612
                                 (949) 253-0500

                                                  CALCULATION OF REGISTRATION FEE

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Title of Each Class of            Amount to      Proposed Maximum Offering Price    Proposed Maximum Aggregate       Amount of
Securities to be Registered(1)  be Registered             Per Share(2)                    Offering Price         Registration Fee
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

Common Stock                        120,000     $             1.46                 $                 175,200     $           22.20

Common Stock issuable upon          120,000     $             1.25                 $                 150,000(3)  $           19.01
exercise of Warrants

TOTAL                           240,000 SHARES                                     $                 325,200     $           41.20
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
(1)  Shares of Common Stock, $0.001 par value, offered by the Company pursuant to the Plans described herein.
(2)  The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and
     (h) based on the average high and low prices for the Registrant's common shares on January 23, 2004, as quoted on the
     National Association of Securities Dealers over-the-counter bulletin board, which was $1.46 per share.
(3)  Based on the exercise price of warrants issued under the Consulting Agreement dated November 12, 2003 outstanding as of the date of the filing of this registration statement.

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
     PART I.     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participant of the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The documents incorporated by reference in Item 3 of Part II hereof are available without charge, upon written or oral request by the participant of the Plan. Such documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to the participant of the Plan pursuant to Rule 428(b) of the Securities Act are also available without charge, upon written or oral request. Any such requests should be directed to our Secretary, 3151 Airway Avenue, Suite Q, Costa Mesa, California, telephone number 949-759-9400.

     PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (h) below are incorporated by reference in this registration statement.

     (a)     The  Registrant's  Annual  Report  on Form 10-KSB filed pursuant to
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended December 31, 2002.

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003 (filed on May 19, 2003), June 30, 2003 (filed on August 19,
2003) and September 30, 2003 (filed on November 14, 2003);

     (c)     The  Registrant's Current  Report  on  Form  8-K filed on  May  23,
2003;

     (d)     The Registrant's Current  Report  on  Form  8-K/A filed on  June 5,
2003;

     (e)     The  Registrant's Current  Report  on  Form  8-K filed on  July 15,
2003;

     (f)     The  Registrant's  Current  Report on Form 8-K filed on January 26,
2004;

     (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

     (h) The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 6, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None


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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our Articles of Incorporation and Bylaws limit the liability of directors and officers to the fullest extent permitted by Nevada law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions in bad faith or which involve intentional misconduct, fraud or a knowing violation of law.

     Nevada Revised Statutes ("NRS") 78.7502 permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Further, NRS 78.7502 permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Further, NRS 78.7502 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification is permissible as referenced in NRS 78.7502, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Our employment agreements with our executive officers and directors contain indemnification obligations pursuant to which we have agreed to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the Nevada Revised Statutes, our Articles of Incorporation, our By-Laws or any of our indemnification agreements with our directors or officers, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8. EXHIBITS.

EXHIBIT NUMBER                           EXHIBIT
--------------                           -------

      4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3, 3(i) to the Registration Statement on Form 10-SB, File No. 000-31713 filed with the Securities and Exchange Commission on October 6, 2000).

      4.2 Bylaws (incorporated by reference to Exhibit 3(i)(a) to the Registration Statement on Form 10-SB, File No. 000-31713 filed with the Securities and Exchange Commission on October 6, 2000).

      4.3      Consulting  Agreement  dated  as  of  November  12,  2003 between
               Rapidtron,  Inc.,  a  Nevada  corporation, and Big Sky Management
               Ltd.

      5.1 Opinion of Lee & Goddard LLP regarding the legality of the Common Stock being registered.

      23.1 Consent of Squar, Milner, Reehl & Williamson, LLP to the use of its report dated May 16, 2003, included as an exhibit to our Amended Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on June 5, 2003, regarding financial statements for the fiscal year ended December 31, 2002.

      23.2 Consent of Kushner, Smith, Joanou & Gregson, LLP to the use of its report dated November 25, 2002, included as an exhibit to our Amended Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on June 5, 2003.

      23.3 Consent of Beckstead and Watts, LLP to the use of its report dated February 28, 2003, included as an exhibit to our Form
               10-KSB, filed with the Securities and Exchange Commission on April 15, 2003.

      23.4     Consent  of  Lee  Goddard  LLP  (included  in  Exhibit  5.1)


ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               i. Include any prospectus required by section 10(a)(3) of the Securities Act;

               ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii. Include any additional or changed material information on the plan of distribution.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The  Registrant.  Pursuant  to  the  requirements  of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on this 26th day of January, 2004.

                                Rapidtron, Inc.


                                By:  _____________________________________
                                     John Creel, President,
                                     Chief Executive Officer and Director


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
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                  TITLE                                  DATE
          ---------                                  -----                                  ----

_____________________________
         John Creel                  President, Chief Executive Officer and Director  January 26, 2004
                                     (Principal Executive Officer)

_____________________________
       Steven Meineke                Secretary, Treasurer, General Manager and        January 26, 2004
                                     Director (Principal Financial Officer and
                                     Accounting Officer)





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